THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

AMENDED AND RESTATED

SECURED DEBENTURE

NATURAL NUTRITION, INC.

5% Secured Convertible Debenture

June 1, 2012

No. CCP – 001 U.S.$15,635,199

This Amended and Restated Secured Debenture (the "Debenture") was originally issued on September 9, 2005 and is hereby being amended and restated as of May 31, 2007 (the "Closing Date") by CSI Business Finance, Inc., the Florida corporation (n/k/a Natural Nutrition, Inc., the Nevada corporation and hereinafter referred to as the "Company"), to Cornell Capital Partners, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended. On May 31, 2007, the Company and the Holder entered into a certain securities purchase agreement (the "2007 SPA") pursuant to which the Company sold to the Holder a secured convertible note and a warrant to acquire shares of the Company's common stock. In connection with the 2007 SPA, the Parties also agreed to extend the maturity of this Debenture from September 9, 2008 to June 1, 2012 as is more fully set forth herein below.

ARTICLE I.

Section 1.01 **Principal and Interest.** For value received, the Company hereby promises to pay to the order of the Holder on June 1, 2012 in lawful money of the United States

of America and in immediately available funds the principal sum of **Fifteen Million Six Hundred Thirty Five Thousand One Hundred Ninety Nine Dollars ($15,635,199.00)**, together with interest on the unpaid principal of this Debenture at the rate of five percent (5%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the original issue date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd) year anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein provided, however, that the Holder shall not be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion (which provision may be waived by the Investor by written notice from the Investor to the Company, which notice shall be effective 61 days after the date of such notice).

Section 1.02 **Optional Conversion.** The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at the price per share (the "Conversion Price") equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the volume weighted average price of the Company's Common Stock (the "VWAP") as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P., as of the date hereof (the "Fixed Price"), or (b) an amount equal to eighty (80%) of the average of the three (3) lowest VWAP of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price and/or the VWAP shall mean, the reported Closing Bid Price or the VWAP for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03 **Reservation of Common Stock.** The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 **Right of Redemption**. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "Redemption Notice"), a portion or all outstanding convertible debenture. The redemption price shall be one hundred six percent (106%) of the amount redeemed plus accrued interest.

In the event the Company exercises a redemption of either all or a portion the Convertible Debenture, the Holder shall receive a warrant to purchase fifty thousand (50,000) shares of the Company's Common Stock for every One Hundred Thousand U.S. Dollars (U.S. $100,000) redeemed, pro rata (the "Warrant"). The Warrant shall be exercisable on a "cash basis" and have an exercise price of one hundred twenty percent (120%) of the Closing Bid Price of the Company's Common Stock on the Closing Date. The Warrant shall have "piggy-back" and demand registration rights and shall survive for two (2) years from the Closing Date.

Pursuant to the Assignment Agreement by and between the Company and the Holder dated of even date herewith, the Holder has assigned to the Company Eight Million Five Hundred Thousand Dollars of principal amount of convertible debentures issued by Bio-One Corporation ("Bio-One") (the "Bio-One Debentures") and Five Hundred Thousand Dollars ($500,000) of Promissory Notes issued by Bio-One (the "Bio-One Notes"). The Company shall pay to the Holder as mandatory redemption payments any and all proceeds received by the Company under the Bio-One Debenture or the Bio-One Notes after allowance of any taxes that may be due and owing by the Company.

Section 1.05 **Registration Rights**. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement, between the Company and the Holder of even date herewith (the "Investor Registration Rights Agreement").

Section 1.06 **Interest Payments**. The interest so payable will be paid at the time of maturity or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.07 **Paying Agent and Registrar**. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.08 **Secured Nature of Debenture**. This Debenture is secured by all of the assets and property of the Company as set forth on Exhibit A to that certain Amended and Restated Security Agreement, of even date with the 2007 SPA, by and between the Company

and the Holder (the "Security Agreement"), the Pledge and Escrow Agreement by and among the Company, the Holder and the Escrow Agent (the "Pledge and Escrow Agreement") and the Collateral Assignment by and between the Company and the Holder. As set forth in the Security Agreement, the Holder's security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

ARTICLE II.

Section 2.01 **Amendments.** Only an instrument in writing executed by the Holder and the Company may amend this Agreement.

ARTICLE III.

Section 3.01 **Events of Default.** An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company to comply with any of its other agreements in this Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, dated September 9, 2005, by and between the Company and Cornell Capital Partners, L.P. (the "Securities Purchase Agreement"), convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02 **Failure to Issue Unrestricted Common Stock.** As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01 **Rights and Terms of Conversion.** This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02 **Re-issuance of Debenture.** When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01 **Anti-dilution.** In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

Section 5.02 **Consent of Holder to Sell Capital Stock or Grant Security Interests.** So long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8, except for a registration statement on Form S-8 registering up to twenty percent (20%) of the Company's outstanding shares of Common Stock under an Employee Stock Option Plan.

ARTICLE VI.

Section 6.01 **Notice.** Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Natural Nutrition, Inc. 109 North Post Oak Lane – Suite 422 Houston, TX Attention: Timothy J. Connolly, President & CEO Telephone: (713) 586-6677 Facsimile: (713) 586-6678
With a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP 201 South Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3306 Facsimile: (305) 328-7095

If to the Holder: Cornell Capital Partners, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07303
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to: Sonnenschein Nath & Rosenthal, LLP
101 JFK Parkway
Short Hills, New Jersey 07078
Telephone: (973) 912-7173
Facsimile: (973) 912-7199
Attention: John L. Cleary II, Esq.

Section 6.02 **Governing Law.** This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03 **Severability.** The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 **Entire Agreement and Amendments.** This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 **Counterparts.** This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

NATURAL NUTRITION, INC.

By: ______________________
Name: Timothy J. Connolly
Title: President & CEO

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$______________________ of the principal amount of the above Debenture into Shares of Common Stock of Natural Nutrition, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	________________________
Applicable Conversion Price:	________________________
Signature:	________________________
Name:	________________________
Address:	________________________
Amount to be converted:	US$_____________________
Amount of Debenture unconverted:	US$_____________________
Conversion Price per share:	US$_____________________
Number of shares of Common Stock to be issued:	________________________
Please issue the shares of Common Stock in the following name and to the following address:	________________________
Issue to:	________________________
Authorized Signature:	________________________
Name:	________________________
Title:	________________________
Phone Number:	________________________
Broker DTC Participant Code:	________________________
Account Number:	________________________